Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

        We hereby consent to (i) the use of our opinion letter dated December 17, 2017 to the Board of Directors of Pinnacle Entertainment, Inc. (the "Company") included in Annex J to the joint proxy statement/prospectus which forms a part of the registration statement on Form S-4 (the "Registration Statement") relating to the proposed merger of the Company and Penn National Gaming, Inc., and (ii) the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ J.P. MORGAN SECURITIES LLC

February 8, 2018